UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Holiday Drive, Suite 300, Pittsburgh, Pennsylvania 15220
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 928-2056

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2007, Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), and its subsidiaries, Unifide Industries, Limited Liability Company, a New Jersey limited liability company, Pitt Penn Oil Co., LLC, an Ohio limited liability company, EMC Packaging, Inc., a Delaware corporation, Todays Way Manufacturing LLC, a New Jersey limited liability company, and Pitt Penn Holding Co., LLC, an Ohio limited liability company (the subsidiaries together with the Company, collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Sovereign Bank (the “Lender”) in connection with a revolving credit line facility (the “Facility”).  Pursuant to the terms of the Credit Agreement, the Lender may make revolving credit loans to the Borrowers, on a joint and several basis, in an aggregate principal amount not to exceed $5,000,000.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2008, the Company received a notice of default under the Credit Agreement on February 12, 2008.  As a result of its continuing default, the Lender notified the Company on March 26, 2008, that it would no longer make any loans or advances under the Facility or under any of its other commitments to the Company.  In addition, the Lender increased the rate of interest to the default rate contained in the Credit Agreement, which is 4% percent per annum in excess of the prime rate.  Also on March 27, 2008, the Lender notified the Company that it was revising the definitions of Eligible Accounts, Eligible Inventory and Borrowing Base contained in the Credit Agreement.  The Borrowing Base will now be calculated as the sum of (i) 75% of the Eligible Accounts plus (ii) the lesser of (a) 45% of the Eligible Inventory or (b) $2,000,000.

The Company has engaged in discussions with the Lender since its receipt of the notices described above regarding a forbearance.  However, there can be no assurances that the Lender will not exercise its rights and remedies against the Borrowers as provided for in the Credit Agreement.

The foregoing summary of the Credit Agreement and the amendment thereto is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the amendment to the credit agreement.  A copy of the amendment is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.04.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                      Description

10.1                      Credit Agreement, dated October 11, 2007, incorporated by reference to the Company’s Current Report on Form 8-K filed on February 19, 2008.

10.2                      Letter Amendment to Credit Agreement, dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc. (Registrant)

April 2, 2008
By:   /s/ James Margulies
James Margulies
Chief Executive Officer